Exhibit 32.1

Certification of Chief Executive Officer of Pennsylvania Commerce Bancorp, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

            o           The  report  fully  complies  with the  requirements  of
                        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and

            o           The   information   contained   in  the  report   fairly
                        represents, in all material respects, the company's financial condition and results of operations.



/s/ Gary L. Nalbandian
-------------------------
Gary L. Nalbandian,
Chief Executive Officer




Dated: August 14, 2003




A signed original of this written statement required by Section 906 has been provided to Pennsylvania Commerce Bancorp, Inc. and will be retained by Pennsylvania Commerce Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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